Exhibit 10.18

                                     FORM OF
                                    SCHEDULE

                                     to the

                                Master Agreement

                         dated as of November ____, 1998

                                     between

                      MERRILL LYNCH DERIVATIVE PRODUCTS AG
                                   ("Party A")

                                       and

                      PNC BANK, DELAWARE, AS OWNER TRUSTEE,
           for the Exclusive Benefit of the Class A Noteholders of the
      World Omni 1998-A Automobile Lease Securitization Trust ("Party B"),
                    under the Securitization Trust Agreement
              dated as of [________ __,] 1998, as amended, between
              World Omni Lease Securitization L.P., as Transferor,
                    PNC Bank, Delaware, as Owner Trustee, and
                   The Bank of New York, as Indenture Trustee


Part 1

Termination Provisions

In this Agreement:-

(a) "Specified Entity" will not apply to Party A and will not apply to Party B.

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) All of the Events of Default specified in Section 5(a), including, but not limited to, the "Cross Default" provisions of Section 5(a)(vi), will apply to Party A.

         "Specified Indebtedness" will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here: No change from Section 14.

         "Threshold Amount" means, in respect of Party A, U.S. $35,000,000 or its equivalent in other currencies.

         Only the following Events of Default will apply to Party B:-

         Section 5(a)(i), "Failure to Pay or Deliver"; and

         Section 5(a)(vii), "Bankruptcy".

Notwithstanding any other provision of this Agreement, no Event of Default or Potential Event of Default will arise under Section 5(a)(i) with respect to Party B unless and until Party B fails to pay any amount then due and owing to Party A under this Agreement on or before the third Distribution Date following the Distribution Date on which such amount was originally due. If on any Distribution Date (a "Current Distribution Date"), any amount is due and owing to Party A with respect to a prior Distribution Date or Distribution Dates (including any interest accrued thereon)(collectively, a "Prior Amount"), such Prior Amount shall not be considered in determining the amount of any net payment due from one party to the other party under Section 2(c) with respect to such Current Distribution Date (a "Section 2(c) Amount"), nor set off against or recouped from any Section 2(c) Amount due from Party A to Party B on such Current Distribution Date. If, on any Distribution Date, the funds (the "Available Funds") that are available in the Distribution Account to pay any and all amounts then due and owing to Party A under this Agreement and any and all amounts then due and owing to the Class A Noteholders under the Indenture are insufficient to pay such amounts in full on such Distribution Date, the Available Funds shall be allocated among and paid to Party A and the Class A Noteholders on a pro rata basis based on such amounts on such Distribution Date.

(d) All of the Termination Events specified in Section 5(b), including, but not limited to, the "Credit Event Upon Merger" provisions of Section 5(b)(iv) and the "Additional Termination Event" provisions of Section 5(b)(v), will apply to Party A.

Only the following Termination Events will apply to Party B:-

         Section 5(b)(i), "Illegality"; and

         Section 5(b)(ii), "Tax Event".

(e) The "Automatic Early Termination" provision of Section 6(a) will apply to Party A and will not apply to Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, the Second Method and Market Quotation will apply. After the occurrence of an Event of Default or a Termination Event with respect to Party A or Party B, if the designation of an Early Termination Date would (but for the immediately following sentence of this Part 1(f)) result in a payment being owed to Party A under Section 6(e) (a "Party A Early Termination Payment"), then no Early Termination Date may be designated under this Agreement for a period of at least 30 calendar days, which period shall commence on the date that the Defaulting Party or an Affected Party receives notice that such period has commenced; provided, however, that during any such 30-day period, the parties shall be required to cooperate in good faith, and each party shall be required to use reasonable commercial efforts (which will not require either such party to incur a loss, excluding immaterial incidental expenses), to find a replacement counterparty to assume Party A's position hereunder on the same terms as this Agreement mutatis mutandis, or else with such amendments to the terms of this Agreement as have been approved by the parties and each of the Rating Agencies (a "Replacement Transaction") and to cause any such replacement counterparty that does assume Party A's position hereunder to pay Party A the fair market value of Party A's position hereunder. Notwithstanding any other provision of this Agreement, Party B shall have no obligation to make any Party A Early Termination Payment following an Early Termination Date except as follows:

         (i) after an Indenture Event of Default occurs and a sale or disposition of the SUBI has been completed, (x) if no Event of Default has occurred with respect to Party A under this Agreement, Party A shall have a right to receive the Party A Early Termination Payment, if any, on a pari passu basis with all distributions to be made to the Class A Noteholders under the Indenture, or (y) if an Event of Default has occurred with respect to Party A under this Agreement, Party A shall have a right to receive the Party A Early Termination Payment, if any, only after all distributions provided for in the Indenture to Class A Noteholders and the Class B Noteholders have been made in full; or

         (ii) in any other circumstance, only to the extent that, from time to time, funds are available to make some or all of the Party A Early Termination Payment, if any, out of any amounts that otherwise would be distributable to the Transferor on each Distribution Date pursuant to
         Section 3.03(c) of the Securitization Trust Agreement.

(g) "Termination Currency" means United States Dollars.

(h) If the counterparty rating of Party A from Standard & Poor's, a division of The McGraw Hill Companies, Inc., or any successor rating agency thereto ("S&P"), is withdrawn, suspended or falls to or below "AA-", or if the counterparty rating of Party A from Moody's Investors Service, Inc. or any successor rating agency thereto ("Moody's") is withdrawn, suspended or falls to or below "Aa3", or if the counterparty rating of Party A from Fitch IBCA, Inc. or any successor rating agency thereto ("Fitch") is withdrawn, suspended or falls to or below "AA-", then Party A shall, within 30 days, either

         (i) execute a collateral agreement with Party B and a third-party collateral agent providing for the collateralization of Party A's obligations under all Transactions as measured by the estimated Settlement Amount, such amount to be established by the Calculation Agent weekly and on demand, collateral to be marked-to-market weekly (provided that the collateral, collateral levels, collateral agent and terms of such collateral agreement must all be satisfactory to Party B and each of the Rating Agencies) (a "Collateral Agreement"), or

         (ii) procure a Replacement Transaction; provided, however, that during such period, Party A and Party B shall be required to cooperate in good faith, and each party shall be required to use reasonable commercial efforts (which will not require either such party to incur a loss, excluding immaterial incidental expenses), to procure a Replacement Transaction, and provided further that Party A shall be required to accept any Replacement Transaction offered by Party B, unless within two Local Business Days after any such offer is made, Party A procures its own Replacement Transaction.

(i) Additional Termination Event will apply to this Agreement. An Additional Termination Event shall occur if (x) the counterparty rating of Party A from S&P is withdrawn, suspended or falls to or below "AA-", or the counterparty rating of Party A from Moody's is withdrawn, suspended or falls to or below "Aa3", or the counterparty rating of Party A from Fitch is withdrawn, suspended or falls to or below "AA-", and (y) Party A has not, within 30 days, executed a Collateral Agreement or procured a Replacement Transaction (pursuant to Part 1(h)(ii)). For the purpose of the foregoing Termination Event, the "Affected Party" shall be Party A.

(i) After the occurrence of an Event of Default (other than one under clause
(i), (vii) or (viii) of Section 5(a)) or a Termination Event (other than one under Section 5(b)(i)) with respect to Party A, no Early Termination Date shall be declared by Party B without the prior approval of all of the Class A Noteholders.

(j) Section 5(a)(i) of this Agreement is amended by deleting the words "third Local Business Day" and inserting the words "fifth calendar day".

(k) Section 6(b)(ii) of this Agreement is hereby amended by adding at the end of the first paragraph the following:

         , provided that the party seeking to make the transfer to avoid a Termination Event shall deliver to Party B (in the case of transfers by Party A) and to Party A (in the case of transfers by Party B) written confirmation from each Rating Agency that such transfer will not result in the then current rating of the Class A Notes being withdrawn or lowered.


Part 2

Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:-

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and
(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representation, and Party B makes no representation:-

         Each payment to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the Specified Jurisdiction.

         If such representation applies, then:

         "Specified Jurisdiction" means with respect to Party A, the United States of America.

Part 3

Documents to be Delivered

For the purpose of Section 4(a) of this Agreement, each party agrees to deliver the following documents as applicable:-

(a) Tax forms, documents or certificates to be delivered are:-

Party Required to deliver Document Form/Document/Certificate Date by which to be Delivered

Party A
A duly completed and executed Form 4224 (or any successor thereto) in duplicate. To be delivered (i) before the first payment date under this Agreement, (ii) before the first payment date in any successive taxable year of Party A, (iii) promptly upon reasonable demand by Party B, or (iv) promptly upon learning that any such form previously delivered by Party A has become obsolete or incorrect.

Party A/Party B.
Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate. Promptly upon the earlier of (i) reasonable demand by the other party and (ii) learning that the form or document is required.

(b) Other Documents to be delivered are:-

Party Required to deliver Document Form/Document/Certificate Date by which to be Delivered Covered by Section 3(d) Representation

Party A
Annual audited financial statements prepared in accordance with generally accepted accounting principles in the country in which the party is organized. Promptly after request.
Yes.

Party A
Quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles in the country in which the party is organized. Promptly after request.
Yes.

Party B
All statements sent to Class A Noteholders by the Indenture Trustee Promptly following delivery thereof by the Indenture Trustee.
Yes.

Party A/Party B
Certificate or other documents evidencing the authority of the party entering into this Agreement or a Confirmation, as the case may be. At or promptly following the execution of this Agreement, and, if a Confirmation so requires it on or before the date set forth therein.
Yes.

Party A
Opinion of counsel substantially in the form of Exhibit [_] hereto. At or promptly following the execution of this Agreement, and, if a Confirmation so requires it, on or before the date specified therein.
No.

Party B
Opinion of counsel substantially in the form of Exhibit [_] hereto. At or promptly following the execution of this Agreement, and, if a Confirmation so requires it, on or before the date specified therein.
No.

Part 4

Miscellaneous

(a) Addresses for Notices: For the purpose of Section 12(e) of this Agreement:- Address for notices or communications to Party A:-

                  Merrill Lynch Derivative Products AG
                  Stauffacherstrasse 5, 1st Floor
                  8004 Zurich, Switzerland
                  Attention:        Manager
                  Facsimile No:     011-411-297-7859
                  Telephone No:     011-411-297-7800

                           (For all purposes)

With a copy to:

                  Merrill Lynch & Co., Inc.
                  Office of General Counsel
                  250 Vesey Street
                  New York, NY  10281
                  Attention: Laurence D. Dobosh

         (For purposes of notices under Sections 5, 6, 7 and 12(b))

Address for notices or communications to Party B:-

Address: ____________________________________________________________________
Attention:        ___________________________________________________________
Telex No.:        ___________________       Answerback:       _________________
Facsimile No.:    ___________________       Telephone No:     _________________

(b)      Process Agent.  For the purpose of Section 13(c):-

Party A appoints as its Process Agent:

                  Merrill Lynch & Co., Inc.
                  Office of General Counsel
                  World Financial Center
                  250 Vesey Street
                  New York, NY 10281
                  Attention:  Laurence D. Dobosh

Party B appoints as its Process Agent: Not Applicable.

(c) Offices. The Provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party.  For the purpose of Section 10:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent shall be Party B. Party A agrees that Party B shall delegate all obligations in respect thereof as Calculation Agent to World Omni Financial Corp. All determinations and calculations by the Calculation Agent shall (a) be made in good faith and in the exercise of its commercially reasonable judgment and (b) be determined, where applicable, on the basis of then prevailing market rates or prices provided however, that all determinations shall be subject to agreement by Party A and Party B. If Party A and Party B are unable to agree on any calculations made hereunder, another mutually acceptable Calculation Agent will be appointed. Subject to the foregoing, all determinations shall be binding and conclusive in the absence of manifest error.

(f) Credit Support Document. Details of any Credit Support Document:-

Party A:- Not Applicable

Party B:- Not Applicable.

(g) Credit Support Provider.

Credit Support Provider means in relation to Party A, Not Applicable.

Credit Support Provider means in relation to Party B, Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions under this Agreement.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

(k) Scope of Obligations of Trustee. The parties hereto agree that:

         (i) This Agreement is executed and delivered by PNC Bank, Delaware not individually or personally but solely in its capacity as Owner Trustee, for the exclusive benefit of the Class A Noteholders of the World Omni 1998-A Automobile Lease Securitization Trust and in the exercise of the powers and authority conferred and vested in the Trustee under the Securitization Trust Agreement;

         (ii) Each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representation, undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

(l) No Bankruptcy Petition. Prior to the date that is one year and one day after the date upon which the Trust created under the Securitization Trust Agreement is terminated in accordance with the terms thereof, Party A shall not institute against, or join any other person in instituting against, the trust created thereby, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

(m) Except as otherwise expressly provided in this Agreement, the obligations of Party B to Party A under this Agreement shall rank pari passu with the obligations of Party B to the Class A Noteholders.

Part 5

Other Provisions

(a) If, prior to the occurrence of an Event of Default with respect to Party B, the Class A Notes shall be rated Baa1 or below by Moody's or BBB+ or below by S&P, then all rights and obligations of Party A under this Agreement and all Transactions hereunder may be assigned and delegated to Merrill Lynch Capital Services, Inc. ("MLCS"), and Party B expressly and irrevocably consents to any such assignment and assumption; provided, however, that it shall be a precondition to any such assignment and assumption that Party A shall deliver to Party B written confirmation from each Rating Agency that such transfer will not result in the then current rating of the Class A Notes being withdrawn or lowered. As of and from such assignment, MLCS shall succeed to all rights and obligations of Party A under this Agreement and all Transactions hereunder.

(b) Party B acknowledges and agrees that (i) Party A is acting solely in the capacity of an arm's-length contractual counterparty, with respect to this Agreement and any Transaction hereunder, (ii) Party A is not acting as a financial advisor or fiduciary of Party B (or in any similar capacity) with respect to this Agreement and any Transaction hereunder and (iii) any advice given by Party A under or in connection with this Agreement or any Transaction is and will be merely incidental to the provision of Party A's services hereunder and does not and will not serve as a primary basis of any investment decision by Party B. Party B represents to Party A (which representation shall be deemed to be repeated by Party B on each date on which a Transaction is entered into) that its decision to enter into such Transaction has been based solely on the independent evaluation of Party B and its representatives.

(c) Amendments. Section 9(b) of this Agreement is hereby amended by adding the following after the word "system" in the last line thereof:

         , provided however, that all such amendments, modifications or waivers shall require the written affirmation of each Rating Agency that such amendment, modification or waiver shall not adversely affect the then current rating of the Class A Notes.

(d) Local Business Days. For all purposes of this Agreement, Local Business Day shall mean any day other than Saturday, Sunday or a day on which banking institutions in (i) New York, New York, (ii) Chicago, Illinois, (iii) Wilmington, Delaware, (iv) Deerfield Beach, Florida, or (v) Mobile, Alabama, are authorized or obligated by law, executive order or government decree to be closed.

(e) Transfer. Section 7 of this Agreement is hereby amended by:

         (i) adding the phrase "(which consent may not be unreasonably withheld)" after the word "party" and before the comma on the third line thereof; and

         (ii)     adding at the end thereof:

                  Any party making any such transfer shall deliver to the other party written confirmation from each Rating Agency that such transfer will not result in the then current rating of the Class A Notes being withdrawn or lowered.

(f) Additional Definitions. Unless otherwise defined below or in the Confirmation, capitalized terms used in this Schedule or in the Confirmation shall have the meanings set forth in the Securitization Trust Agreement dated as of [________ __,] 1998, as amended, between World Omni Lease Securitization L.P., as Transferor, and PNC Bank, Delaware, as Owner Trustee.

         "Class A Notes" shall mean the World Omni 1998-A Automobile Lease Securitization Trust Class A Floating Rate Automobile Lease Asset Backed Notes.

         "Class A Noteholders" shall mean holders of the Class A Notes.

         "Class B Notes" shall mean the World Omni 1998-A Automobile Lease Securitization Trust Class B Floating Rate Automobile Lease Asset Backed Notes.

         "Class B Noteholders" means holders of the Class B Notes.

         "Distribution Account" shall have the meaning assigned to such term in the Securitization Trust Agreement.

         "Distribution Date" shall have the meaning assigned to such term in the Securitization Trust Agreement.

         "Indenture" shall mean that certain dated as of [___________ __,] 1998, between the World Omni 1998-A Automobile Lease Securitization Trust and The Bank of New York, as Indenture Trustee.

         "Indenture Event of Default" shall have the meaning assigned to the term "Event of Default" in the Indenture.

         "Rating Agency" shall mean each of S&P, Moody's and Fitch.

         "Securitization Trust Agreement" shall mean that certain Securitization Trust Agreement dated as of [________ __,] 1998, as amended, between World Omni Lease Securitization L.P., as Transferor, PNC Bank, Delaware, as Owner Trustee, and The Bank of New York, as Indenture Trustee.

         "SUBI" shall have the meaning assigned to such term in the Securitization Trust Agreement.

         "Transferor" shall have the meaning assigned to such term in the Securitization Trust Agreement.

                                  CONFIRMATION


DATE:             November __, 1998

TO:               PNC Bank, Delaware, as Owner Trustee,
                  for the Exclusive Benefit of the Class A Noteholders of the World Omni 1998-A Automobile Lease Securitization Trust, under the Securitization Trust Agreement dated as of [________ __,] 1998, as amended, between
                  World Omni Lease Securitization L.P., as Transferor, PNC Bank, Delaware, as Owner Trustee, and The Bank of New York, as Indenture Trustee

                  Attention:

FROM:             Merrill Lynch Derivative Products AG

SUBJECT:


         The purpose of this communication is to set forth the terms and conditions of the interest rate swap transaction entered into on the Trade Date referred to below (the "Transaction"), between Merrill Lynch Derivative Products AG ("Party A") and PNC Bank, Delaware, as Owner Trustee, for the Exclusive Benefit of the Class A Noteholders of the World Omni 1998-A Automobile Lease Securitization Trust ("Party B"), under the Securitization Trust Agreement dated as of [________ __,] 1998, as amended (the "Securitization Trust Agreement"), between World Omni Lease Securitization L.P., as Transferor, PNC Bank, Delaware, as Owner Trustee, and The Bank of New York, as Indenture Trustee. This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

         1. This Confirmation supplements, forms a part of and is subject to the Master Agreement, dated as of November __, 1998, and Schedule thereto between Party A and Party B (as supplemented, the "Master Agreement"). All provisions contained in or incorporated by reference to, such Master Agreement shall govern this Confirmation except as expressly modified below. To the extent not defined in the Master Agreement, the capitalized terms used herein (including, but not limited to "Class A Note Balance", "Initial Class A Note Balance", "Distribution Date", "Class A Note" and "Class A-4 Stated Maturity Date") have the meanings ascribed to such terms in the Securitization Trust Agreement or, if not defined therein, in that certain Indenture dated as of [___________ __,] 1998, between the World Omni 1998-A Automobile Lease Securitization Trust and The Bank of New York, as Indenture Trustee.

         2. This confirmation incorporates the definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement) , as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"). In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

         3. References in this Confirmation to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of interpreting the Definitions, and references in the Definitions to a "Swap Transaction" shall be deemed to be references to a "Transaction" for the purposes of interpreting this Confirmation.

         4. The terms of the particular Transaction to which this communication relates are as follows:

         Notional Amount:                 The Class A Note Balance as of the
                                          immediately preceding Distribution
                                          Date (after giving effect to
                                          reductions in such Class A Note
                                          Balance as of such immediately
                                          preceding Distribution Date) or, in
                                          the case of the first Distribution
                                          Date, the Initial Class A Note
                                          Balance.

         Trade Date:

         Effective Date:

         Termination Date:                The first Business Day following the
                                          later of (x) the date on which the
                                          Class A Note Balance is reduced to
                                          zero and (y) the Class A-4 Stated
                                          Maturity Date.

         Fixed Amounts:

                  Fixed Rate Payer:       Party B

                  Fixed Rate Payer
                  Payment Dates:          Each Distribution Date on the Class A
                                          Notes. Each payment by the Fixed Rate
                                          Payer shall be made no later than
                                          10:00 am New York, New York time on
                                          such date.

                  Fixed Rate:

                  Fixed Rate Day Count
                  Fraction:               30/360

         Floating Amounts:

                  Floating Rate Payer:    Party A

                  Floating Rate Payer
                  Payment Dates:          Each Distribution Date on the Class A
                                          Notes. Each payment by the Floating
                                          Rate Payer shall be made no later than
                                          10:00 am New York, New York time on
                                          such date.

                  Floating Rate for initial
                  Calculation Period:

                  Floating Rate Option:   USD-LIBOR-BBA

                  Designated Maturity:    One Month

                  Spread:                 [Plus/Minus   %]  [None]

                  Floating Rate Day Count
                  Fraction:               Actual/360

                  Reset Dates:            Each Distribution Date on the Class
                                          A Notes


         Business Days:                   New York, New York, Chicago, Illinois,
                                          Wilmington, Delaware, Deerfield Beach,
                                          Florida and Mobile, Alabama

         Account Details

                  Payments to Party A:



                  Payments to Party B:



         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Swap Transaction to which this Confirmation relates and indicates agreement to those terms.

                                                     Yours sincerely,


                                                     MERRILL LYNCH DERIVATIVE
                                                     PRODUCTS AG

                                                     By:______________________
                                                        Name:
                                                        Title:


Confirmed as of the date first above written:

PNC BANK, DELAWARE, AS OWNER TRUSTEE, for the Exclusive Benefit of the Class A Noteholders of the World Omni 1998-A Automobile Lease Securitization Trust, under the Securitization Trust Agreement dated as of [________ __,] 1998, as amended, between World Omni Lease Securitization L.P., as Transferor, PNC Bank, Delaware, as Owner Trustee, and The Bank of New York, as Indenture Trustee

By:______________________
     Name:
     Title: